EXHIBIT 10.15

FIRST AMENDMENT TO STOCK OPTION AGREEMENT

THIS FIRST AMENDMENT TO STOCK OPTION AGREEMENT (this “Amendment”), is entered into April     , 2022 effective as of [July 19, 2021/October 8, 2021] (the “Effective Date”) by and between Aceragen, Inc., a Delaware corporation (the “Company”), and the undersigned recipient (the “Optionee”).

RECITALS

WHEREAS, the Company has previously issued to the Optionee a stock option (the “Option”) to purchase shares of the Company’s common stock (the “Common Stock”), pursuant to the terms of the [Incentive/Nonstatutory] Stock Option Agreement (the “Option Agreement”) and Notice of [Incentive/Nonstatutory] Stock Option, each dated as of [July 19, 2021/October 8, 2021] (the “Notice”) and the Aceragen, Inc. 2021 Stock Incentive Plan, as amended to date (the “Plan”);

WHEREAS, the Board has determined that the fair market value per share of the Common Stock was not more than $3.24 as of the grant date of the Option;

WHEREAS, as a result of certain operational failures, the Option was issued with an exercise price of $3.07, which was less than the fair market value of a share of Common Stock as of the grant date of the Option;

WHEREAS, the Optionee is not an “insider” (as defined in Internal Revenue Service Notice 2008-113) and all other requirements set forth in Internal Revenue Service Notice 2008-113 for the correction of operational failures involving non-insider service providers in the taxable year immediately following the taxable year in which the failure occurs have been met;

WHEREAS, pursuant to the Plan and Internal Revenue Service Notice 2008-113, the Board has approved an amendment to the Option Agreement and the Notice to correct the exercise price of the Option to $3.24 per share.

NOW, THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the foregoing amendment is hereby adopted:

1.The Notice shall be amended to delete the Exercise Price per Share of $3.07 and replace it with an Exercise Price per Share of $3.24.

2.All capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Plan or the Option Agreement.

3.The Option Agreement, as amended hereby, constitutes the full and entire understanding between the parties regarding the subject matter herein. Except as otherwise expressly provided herein, the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

4.Except as amended hereby, the Option Agreement, the Plan and any documents related thereto shall remain in full force and effect.

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IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Stock Option Agreement effective as of the date set forth above.

COMPANY:

ACERAGEN, INC.

By:
John Taylor, Chief Executive Officer

IN WITNESS WHEREOF, the undersigned has executed this First Amendment to Stock Option Agreement effective as of the date set forth above.

OPTIONEE:

[Name]